CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Worst of Fixed Coupon Auto-Callable RevConsSM due 2022	$1,900,000	$207.29

October 2020

Pricing Supplement No. 5,099

Registration Statement Nos. 333-221595; 333-221595-01

Dated October 22, 2020

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc., which we refer to as the securities, are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities do not guarantee the repayment of any principal. Instead, the securities offer the opportunity for investors to earn a fixed monthly coupon at an annual rate of 10.00%. In addition, if the determination closing price of each of the common shares of American Express Company, the class A common stock of Mastercard Incorporated, the class A common stock of Square, Inc. and the class A common stock of Visa Inc. is greater than or equal to its respective redemption threshold level on any monthly determination date (beginning after six months), the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the related monthly coupon. However, if the securities are not automatically redeemed prior to maturity, the payment at maturity due on the securities will be, in addition to the final monthly coupon, either (i) if the final share price of each underlying stock is greater than or equal to its respective downside threshold level, the stated principal amount, or (ii) if the final share price of any underlying stock is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying stock on a 1-to-1 basis and will receive a payment at maturity that reflects the full depreciation in the price of the worst performing underlying stock and that is significantly less than the principal amount of the securities and could be zero. As a result, investors must be willing to accept the risk of receiving a payment at maturity that is significantly less than the stated principal amount of the securities and could be zero. Accordingly, investors could lose their entire initial investment in the securities. The securities are for investors who are willing to risk their principal based on the worst performing of four underlying stocks in exchange for the opportunity to earn interest at a potentially above-market rate. Investors will not participate in the appreciation of any of the underlying stocks. Because the payment at maturity on the securities is based on the worst performing underlying stock, a decline beyond the respective downside threshold level of any underlying stock will result in a significant loss of your investment even if one or more of the other underlying stocks have appreciated or have not declined as much. Investors will therefore be exposed to the risks related to each underlying stock. The securities are issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying stocks:	American Express Company common shares (the “AXP Stock”), Mastercard Incorporated class A common stock (the “MA Stock”), Square, Inc. class A common stock (the “SQ Stock”) and Visa Inc. class A common stock (the “V Stock”)
Aggregate principal amount:	$1,900,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	October 22, 2020
Original issue date:	October 27, 2020 (3 business days after the pricing date)
Maturity date:	October 27, 2022
Early redemption:

The securities are not subject to automatic early redemption until April 22, 2021. Following this initial 6-month non-call period, if, on any determination date other than the final determination date, the determination closing price of each underlying stock is greater than or equal to its respective redemption threshold level, the securities will be automatically redeemed for an early redemption payment on the related early redemption date; provided that if, due to a market disruption event or otherwise, such determination date is postponed, the early redemption payment shall be made on the third business day following such determination date as postponed. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early if the determination closing price of any underlying stock is less than the respective redemption threshold level for such underlying stock on the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the monthly coupon for the related monthly interest period.
Early redemption dates:	Starting after six months, monthly, on April 27, 2021, May 27, 2021, June 28, 2021, July 27, 2021, August 27, 2021, September 27, 2021, October 27, 2021, November 29, 2021, December 27, 2021, January 27, 2022, February 28, 2022, March 28, 2022, April 27, 2022, May 27, 2022, June 27, 2022, July 27, 2022, August 29, 2022 and September 27, 2022; provided that if any such day is not a business day, the related payment will be made on the next succeeding business day and no adjustment will be made to any payment made on that succeeding business day.
Determination closing price:	With respect to each underlying stock, the closing price of such underlying stock on any determination date other than the final determination date times the adjustment factor for such underlying stock on such determination date
Monthly coupon:	Unless the securities have been previously redeemed, a monthly coupon at an annual rate of 10.00% (corresponding to approximately $8.333 per month per security) is paid on each coupon payment date.
Coupon payment dates:	Monthly, on the 27th day of each month, beginning on November 27, 2020 and ending on the maturity date; provided that if any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day.
Payment at maturity:	• If the final share price of each underlying stock is greater than or equal to its respective downside threshold level:	(i) the stated principal amount plus (ii) the monthly coupon for the final monthly interest period
• If the final share price of any underlying stock is less than its respective downside threshold level:

(i) the monthly coupon for the final interest period plus (ii) the product of (a) the stated principal amount and (b) the share performance factor of the worst performing underlying stock.

Under these circumstances, investors will lose a significant portion, and may lose all, of their principal.

Share performance factor:	With respect to each underlying stock, the final share price divided by the initial share price
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$942.10 per security. See “Investment Summary” on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$28	$972
Total	$1,900,000	$53,200	$1,846,800
(1)	Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $28 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)	See “Use of proceeds and hedging” on page 30.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2017       Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

Terms continued from previous page:
Determination dates:	Starting after six months, monthly, on April 22, 2021, May 24, 2021, June 23, 2021, July 22, 2021, August 24, 2021, September 22, 2021, October 22, 2021, November 23, 2021, December 21, 2021, January 24, 2022, February 23, 2022, March 23, 2022, April 22, 2022, May 24, 2022, June 22, 2022, July 22, 2022, August 24, 2022 and September 22, 2022, subject to postponement for non-trading days and certain market disruption events.
Final determination date:	October 24, 2022, subject to postponement for non-trading days and certain market disruption events.
Redemption threshold level:

With respect to the AXP Stock, $104.79, which is equal to 100% of its initial share price

With respect to the MA Stock, $333.60, which is equal to 100% of its initial share price

With respect to the SQ Stock, $175.93, which is equal to 100% of its initial share price

With respect to the V Stock, $197.99, which is equal to 100% of its initial share price

Downside threshold level:

With respect to the AXP Stock, $53.443, which is equal to approximately 51% of its initial share price

With respect to the MA Stock, $170.136, which is equal to 51% of its initial share price

With respect to the SQ Stock, $89.724, which is equal to approximately 51% of its initial share price

With respect to the V Stock, $100.975, which is equal to approximately 51% of its initial share price

Initial share price:

With respect to the AXP Stock, $104.79, which is its closing price on the pricing date

With respect to the MA Stock, $333.60, which is its closing price on the pricing date

With respect to the SQ Stock, $175.93, which is its closing price on the pricing date

With respect to the V Stock, $197.99, which is its closing price on the pricing date

Final share price:	With respect to each underlying stock, the closing price of such underlying stock on the final determination date times the adjustment factor for such underlying stock on such date
Worst performing underlying stock:	The underlying stock with the largest percentage decrease from the respective initial share price to the respective final share price
CUSIP / ISIN:	61771EDN5 / US61771EDN58
Listing:	The securities will not be listed on any securities exchange.
October 2020	Page 2

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

Investment Summary

Worst of Fixed Coupon Auto-Callable RevCons

Principal at Risk Securities

The Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc., which we refer to as the securities, provide an opportunity for investors to earn a fixed monthly coupon at an annual rate of 10.00%. In addition, if the determination closing price of each of the common shares of American Express Company, the class A common stock of Mastercard Incorporated, the class A common stock of Square, Inc. and the class A common stock of Visa Inc. is greater than or equal to its respective redemption threshold level on any monthly determination date (beginning after six months), the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the related monthly coupon. However, if the securities are not automatically redeemed prior to maturity, the payment at maturity due on the securities will be, in addition to the final monthly coupon, either (i) if the final share price of each underlying stock is greater than or equal to its respective downside threshold level, the stated principal amount, or (ii) if the final share price of any underlying stock is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying stock on a 1-to-1 basis and will receive a payment at maturity that reflects the full depreciation in the price of the worst performing underlying stock and that is significantly less than the stated principal amount of the securities and could be zero. Accordingly, investors could lose their entire initial investment in the securities. In addition, investors will not participate in the appreciation of any of the underlying stocks.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $942.10.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the monthly coupon rate, the redemption threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

October 2020	Page 3

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

Key Investment Rationale

The securities offer investors an opportunity to earn a fixed monthly coupon at an annual rate of 10.00%. The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable monthly coupon, and the payment at maturity will vary depending on the final share price of each underlying stock, as follows:

Scenario 1

On any determination date (beginning after six months) other than the final determination date, the determination closing price of each underlying stock is greater than or equal to its respective redemption threshold level.

▪ The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the monthly coupon for the related monthly interest period. No further payments will be made on the securities once they have been redeemed.

▪ Investors will not participate in any appreciation of any underlying stock.

Scenario 2

The securities are not automatically redeemed prior to maturity, and the final share price of each underlying stock is greater than or equal to its respective downside threshold level.

▪ The payment due at maturity will be (i) the stated principal amount plus (ii) the monthly coupon for the final monthly interest period.

▪ Investors will not participate in any appreciation of any underlying stock.

Scenario 3

The securities are not automatically redeemed prior to maturity, and the final share price of any underlying stock is less than its respective downside threshold level.

▪ The payment due at maturity will be(i) the monthly coupon for the final interest period plus (ii) the product of (a) the stated principal amount and (b) the share performance factor of the worst performing underlying stock.

▪ Investors will lose a significant portion, and may lose all, of their principal in this scenario.

October 2020	Page 4

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether the securities are redeemed early and the payment at maturity. The following examples are for illustrative purposes only. Whether the securities are redeemed early will be determined by reference to the determination closing price of each underlying stock on each monthly determination date (beginning after six months) other than the final determination date, and the payment at maturity will be determined by reference to the final share price of each underlying stock on the final determination date. The actual initial share price, redemption threshold level and downside threshold level for each underlying stock are set forth on the cover of this document. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Monthly Coupon:	10.00% per annum (corresponding to approximately $8.333 per month per security)[1]
Payment at Maturity:

•     If the final share price of each underlying stock is greater than or equal to its respective downside threshold level: (i) the stated principal amount plus (ii) the monthly coupon for the final monthly interest period.

•     If the final share price of any underlying stock is less than its respective downside threshold level: (i) the monthly coupon for the final interest period plus (ii) the product of (a) the stated principal amount and (b) the share performance factor of the worst performing underlying stock. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of the securities and could be zero

Stated Principal Amount:	$1,000 per security
Hypothetical Initial Share Price:	With respect to the AXP Stock: $100.00 With respect to the MA Stock: $300.00 With respect to the SQ Stock: $180.00 With respect to the V Stock: $200.00
Hypothetical Redemption Threshold Level:

With respect to the AXP Stock: $100.00, which is 100% of its hypothetical initial share price

With respect to the MA Stock: $300.00, which is 100% of its hypothetical initial share price

With respect to the SQ Stock: $180.00, which is 100% of its hypothetical initial share price

With respect to the V Stock: $200.00, which is 100% of its hypothetical initial share price

Hypothetical Downside Threshold Level:

With respect to the AXP Stock: $51.00, which is 51% of its hypothetical initial share price

With respect to the MA Stock: $153.00, which is 51% of its hypothetical initial share price

With respect to the SQ Stock: $91.80, which is 51% of its hypothetical initial share price

With respect to the V Stock: $102.00, which is 51% of its hypothetical initial share price

Hypothetical Adjustment Factor:	With respect to each underlying stock, 1.0

1 The actual monthly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day count basis. The hypothetical monthly coupon of $8.333 is used in these examples for ease of analysis.

October 2020	Page 5

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

How to determine whether the securities are redeemed early:

	Determination Closing Price				Early Redemption Amount*
	AXP Stock	MA Stock	SQ Stock	V Stock
Hypothetical Determination Date 1	$90.00 (below its redemption threshold level)	$275.00 (below its redemption threshold level)	$150.00 (below its redemption threshold level)	$150.00 (below its redemption threshold level)	N/A
Hypothetical Determination Date 4	$105.00 (at or above its redemption threshold level)	$350.00 (at or above its redemption threshold level)	$120.00 (below its redemption threshold level)	$245.00 (at or above its redemption threshold level)	N/A
Hypothetical Determination Date 10	$110.00 (at or above its redemption threshold level)	$350.00 (at or above its redemption threshold level)	$200.00 (at or above its redemption threshold level)	$250.00 (at or above its redemption threshold level)	$1,008.333 (the stated principal amount plus the monthly coupon for the related monthly interest period)

* The Early Redemption Amount includes the unpaid monthly coupon for the related monthly interest period.

If, on any determination date (beginning after six months) other than the final determination date, the determination closing price of each underlying stock is greater than or equal to its respective redemption threshold level, the securities will be automatically redeemed for an early redemption payment on the related early redemption date.

On hypothetical determination date 1, the AXP Stock, the MA Stock, the SQ Stock and the V Stock all close below their respective redemption threshold levels. Therefore, the securities are not redeemed early on such determination date.

On hypothetical determination date 4, three underlying stocks close at or above their respective redemption threshold levels but the other underlying stock closes below its respective redemption threshold level. Therefore, the securities are not redeemed early on such determination date.

On hypothetical determination date 10, each underlying stock closes at or above its respective redemption threshold level. Accordingly, the securities are automatically redeemed following such determination date. You receive the early redemption payment, calculated as follows:

stated principal amount + monthly coupon = $1,000 + $8.333 = $1,008.333

No further payments will be made on the securities once they have been redeemed. Additionally, investors will not participate in any appreciation of the underlying stock.

The securities will not be redeemed early if the determination closing price of any underlying stock is less than the redemption threshold level for such underlying stock on the related determination date.

How to determine the payment at maturity:

In the following examples, the determination closing price of one or more underlying stocks is less than its respective redemption threshold level on each determination date prior to the final determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Share Price				Payment at Maturity
	AXP Stock	MA Stock	SQ Stock	V Stock	(in addition to the monthly coupon of $8.333 with respect to the final monthly interest period)
Example 1:	$140.00 (at or above its downside threshold level)	$350.00 (at or above its downside threshold level)	$190.00 (at or above its downside threshold level)	$275.00 (at or above its downside threshold level)	$1,000 (the stated principal amount)

October 2020	Page 6

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

Example 2:	$40.00 (below its downside threshold level)	$260.00 (at or above its downside threshold level)	$120.00 (at or above its downside threshold level)	$150.00 (at or above its downside threshold level)	$1,000 x share performance factor of the worst performing underlying stock= $1,000 x ($40.00 / $100.00) = $400.00
Example 3:	$95.00 (at or above its downside threshold level)	$120.00 (below its downside threshold level)	$36.00 (below its downside threshold level)	$90.00 (below its downside threshold level)	$1,000 x share performance factor of the worst performing underlying stock= $1,000 x ($36.00 / $180.00) = $200.00
Example 4:	$45.00 (below its downside threshold level)	$120.00 (below its downside threshold level)	$81.00 (below its downside threshold level)	$190.00 (at or above its downside threshold level)	$1,000 x share performance factor of the worst performing underlying stock= $1,000 x ($120.00 / $300.00) = $400.00
Example 5:	$30.00 (below its downside threshold level)	$120.00 (below its downside threshold level)	$72.00 (below its downside threshold level)	$40.00 (below its downside threshold level)	$1,000 x share performance factor of the worst performing underlying stock= $1,000 x ($40.00 / $200.00) = $200.00

In example 1, the final share prices of the AXP Stock, the MA Stock, the SQ Stock and the V Stock are all at or above their respective downside threshold levels. Therefore, investors receive the stated principal amount of the securities at maturity. Investors do not participate in the appreciation of any underlying stock.

In example 2, the final share prices of the MA Stock, the SQ Stock and the V Stock are above their respective downside threshold levels, but the final share price of the AXP Stock is below its downside threshold level. Therefore, even though the MA Stock, the SQ Stock and the V Stock have appreciated in their values, investors are exposed to the downside performance of the AXP Stock, which is the worst performing underlying stock in this example, and receive a payment at maturity that is significantly less than the stated principal amount.

In examples 3 and 4, the final share price of one underlying stock is at or above its downside threshold level, but the final share prices of the other underlying stocks are below their respective downside threshold levels. Therefore, investors are exposed to the downside performance of the worst performing underlying stock at maturity.

In example 3, the MA Stock has declined 60% from its initial share price to its final share price and the V Stock has declined 55% from its initial share price to its final share price, while the SQ Stock has declined 80% from its initial share price to its final share price. Therefore, investors are exposed to the downside performance of the SQ Stock, which is the worst performing underlying stock in this example, and receive a payment at maturity that is significantly less than the stated principal amount.

In example 4, the AXP Stock has declined 55% from its initial share price to its final share price and the SQ Stock has declined 55% from its initial share price to its final share price, while the MA Stock has declined 60% from its initial share price to its final share price. Therefore, investors are exposed to the downside performance of the MA Stock, which is the worst performing underlying stock in this example, and receive a payment at maturity that is significantly less than the stated principal amount.

In example 5, the final share prices of the AXP Stock, the MA Stock, the SQ Stock and the V Stock are all below their respective downside threshold levels. In this example, the AXP Stock has declined 70% from its initial share price to its final share price, the MA Stock has declined 60% from its initial share price to its final share price and the SQ Stock has declined 60% from its initial share price to its final share price, while the V Stock has declined 80% from its initial share price. Therefore, investors are exposed to the downside performance of the V Stock, which is the worst performing underlying stock in this example, and receive a payment at maturity that is significantly less than the stated principal amount.

October 2020	Page 7

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

If the final share price of any underlying stock is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying stock at maturity. Under these circumstances, the payment at maturity will be significantly less than the principal amount of the securities and that could be zero.

October 2020	Page 8

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. You should also consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final share price of any underlying stock is less than its respective downside threshold level, you will be exposed to the decline in the closing price of the worst performing underlying stock, as compared to the initial share price, on a 1-to-1 basis and you will receive a payment at maturity that is less than 51% of the stated principal amount and could be zero.

▪	You are exposed to the price risk of each underlying stock. Your return on the securities is not linked to a basket consisting of the four underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. Poor performance by any underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. If the securities are not automatically redeemed prior to maturity and any underlying stock has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying stock over the term of the securities on a 1-to-1 basis, even if the other underlying stocks have appreciated or have not declined as much. Under this scenario, the value of the payment at maturity will be less than 51% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying stock.

▪	Investors will not participate in any appreciation in the price of any underlying stock. Investors will not participate in any appreciation in the price of any underlying stock from its respective initial share price, and the return on the securities will be limited to the monthly coupon that is paid for each monthly interest period.

▪	The automatic early redemption feature may limit the term of your investment to approximately six months. If the securities are redeemed early, you may not be able to reinvest at comparable terms or returns. The term of your investment in the securities may be limited to as short as approximately six months by the automatic early redemption feature of the securities. The securities will be redeemed when the determination closing price of each underlying stock is greater than equal to its respective redemption threshold level on any monthly determination date (beginning after six months). If the securities are redeemed prior to maturity, you will receive no more monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

▪	The market price will be influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. Although we expect that generally the closing prices of the underlying stocks on any day, including in relation to the respective downside threshold levels, will affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

o	dividend rates on the underlying stocks,

o	interest and yield rates in the market,

o	time remaining until the securities mature,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks and which may affect the final share prices of the underlying stocks,

October 2020	Page 9

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

o	the occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The prices of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The class A common stock of Square, Inc. began trading on November 19, 2015 and therefore has limited historical performance. See “American Express Company Overview,” “Mastercard Incorporated Overview,” “Square, Inc. Overview” and “Visa Inc. Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Investing in the securities is not equivalent to investing in the underlying stocks. Investors in the securities will not participate in any appreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

▪	No affiliation with the underlying stock issuers. The underlying stock issuers are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to the underlying stock issuers in connection with this offering.

▪	We may engage in business with or involving the underlying stock issuers without regard to your interests. We or our affiliates may presently or from time to time engage in business with the underlying stock issuers without regard to your interests and thus may acquire non-public information about the underlying issuers. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying stock issuers, which may or may not recommend that investors buy or hold the underlying stocks.

▪	The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stock. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final determination date. In addition, no

October 2020	Page 10

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before the final determination date, this may decrease the final share price of an underlying stock to be less than the downside threshold level (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

October 2020	Page 11

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers will carry out hedging activities related to the securities (and to other instruments linked to the underlying stocks), including trading in the underlying stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could increase the initial share price of an underlying stock, and, as a result, could potentially increase (i) the redemption threshold level for such underlying stock, which is the level at or above which such underlying stock must close on the determination dates in order for the securities to be redeemed (depending also on the performance of the other underlying stocks), and (ii) the downside threshold level for such underlying stock, which, if the securities are not redeemed prior to maturity, is the price at or above which the underlying stock must close in order for you to avoid being exposed to the negative price performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of any underlying stock on the determination dates, and, accordingly, whether the securities are automatically called prior to maturity, and, if the securities are not called prior to maturity, the payout to you at maturity, if any.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the redemption threshold levels, the downside threshold levels, the final share prices, whether the securities will be redeemed following any determination date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment that you will receive upon an automatic early redemption or at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or nonoccurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information―Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a unit consisting of (i) a Put Right (as defined below under “Additional Information―Tax considerations”) written by you to us that, if exercised, requires you to pay to us an amount equal to the Deposit (as defined below under “Additional Information―Tax considerations”), in exchange for a cash amount based on the performance of the worst performing underlying stock, and (ii) a Deposit with us of a fixed amount of cash to secure your obligation under the Put Right. Alternative U.S. federal income tax treatments of the securities are possible, and if the Internal Revenue Service (the “IRS”) were successful in asserting such an alternative tax treatment for the securities the timing and the character of income on the securities might differ significantly from the tax treatment described herein. For example, the IRS could seek to treat the securities as debt instruments subject to Treasury regulations governing contingent payment debt instruments. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the

October 2020	Page 12

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss (including whether the entire coupon on the securities should be required to be included currently as ordinary income) and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax.

Non-U.S. Holders should note that we currently do not intend to withhold on any payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with certification necessary to establish an exemption from withholding and to the discussion under “Additional Information―Tax considerations—FATCA”). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the IRS notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

October 2020	Page 13

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

American Express Company Overview

American Express Company is a globally integrated payments company that provides customers with access to products, insights and experiences. The AXP Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by American Express Company pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-07657 through the Securities and Exchange Commission’s website at .www.sec.gov. In addition, information regarding American Express Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the AXP Stock is accurate or complete.

Information as of market close on October 22, 2020:

Bloomberg Ticker Symbol:	AXP
Exchange:	NYSE
Current Stock Price:	$104.79
52 Weeks Ago:	$118.61
52 Week High (on 2/19/2020):	$136.93
52 Week Low (on 3/23/2020):	$68.96
Current Dividend Yield:	1.64%

The following table sets forth the published high and low closing prices of, as well as dividends on, the AXP Stock for each quarter from January 1, 2017 through October 22, 2020. The closing price of the AXP Stock on October 22, 2020 was $104.79. The associated graph shows the closing prices of the AXP Stock for each day from January 1, 2015 through October 22, 2020. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the AXP Stock may have been adjusted for stock splits and other corporate events. The historical performance of the AXP Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the AXP Stock at any time, including on the determination dates.

Common Shares of American Express Company (CUSIP 025816109)	High ($)	Low ($)	Dividends ($)
2017
First Quarter	81.92	75.32	0.32
Second Quarter	84.24	75.55	0.32
Third Quarter	90.46	83.74	0.32
Fourth Quarter	99.70	90.54	0.35
2018
First Quarter	101.64	88.34	0.35
Second Quarter	102.70	91.00	0.35
Third Quarter	111.11	97.84	0.35
Fourth Quarter	112.89	89.50	0.39
2019
First Quarter	113.55	93.43	0.39
Second Quarter	124.92	109.85	0.39
Third Quarter	128.57	116.80	0.39
Fourth Quarter	125.77	112.54	0.43
2020
First Quarter	136.93	68.96	0.43
Second Quarter	113.67	73.60	0.43
Third Quarter	107.27	90.57	0.43
Fourth Quarter (through October 22, 2020)	106.61	101.33	0.43
October 2020	Page 14

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

We make no representation as to the amount of dividends, if any, that American Express Company may pay in the future. In any event, as an investor in the Worst of Fixed Coupon Auto-Callable RevCons, you will not be entitled to receive dividends, if any, that may be payable on the common shares of American Express Company.

Common Shares of American Express Company – Daily Closing Prices January 1, 2015 to October 22, 2020

This document relates only to the securities referenced hereby and does not relate to the AXP Stock or other securities of American Express Company. We have derived all disclosures contained in this document regarding American Express Company stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to American Express Company. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding American Express Company is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the AXP Stock (and therefore the price of the AXP Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning American Express Company could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the AXP Stock.

October 2020	Page 15

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

Mastercard Incorporated Overview

Mastercard Incorporated provides financial transaction processing services. The MA Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Mastercard Incorporated pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-32877 through the Securities and Exchange Commission’s website at.www.sec.gov. In addition, information regarding Mastercard Incorporated may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the MA Stock is accurate or complete.

Information as of market close on October 22, 2020:

Bloomberg Ticker Symbol:	MA
Exchange:	NYSE
Current Stock Price:	$333.60
52 Weeks Ago:	$261.26
52 Week High (on 8/28/2020)	$366.12
52 Week Low (on 3/23/2020)	$203.30
Current Dividend Yield:	0.48%

The following table sets forth the published high and low closing prices of, as well as dividends on, the MA Stock for each quarter from January 1, 2017 through October 22, 2020. The closing price of the MA Stock on October 22, 2020 was $333.60. The associated graph shows the closing prices of the MA Stock for each day from January 1, 2015 through October 22, 2020. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the MA Stock may have been adjusted for stock splits and other corporate events. The historical performance of the MA Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the MA Stock at any time, including on the determination dates.

Class A Common Stock of Mastercard Incorporated (CUSIP 57636Q104)	High ($)	Low ($)	Dividends ($)
2017
First Quarter	112.83	105.00	0.22
Second Quarter	125.90	111.22	0.22
Third Quarter	142.49	120.78	0.22
Fourth Quarter	154.19	141.82	0.22
2018
First Quarter	183.24	151.91	0.25
Second Quarter	203.21	169.70	0.25
Third Quarter	222.61	196.29	0.25
Fourth Quarter	223.77	174.65	0.25
2019
First Quarter	235.87	181.18	0.33
Second Quarter	266.79	235.91	0.33
Third Quarter	292.08	256.84	0.33
Fourth Quarter	300.74	260.85	0.33
2020
First Quarter	344.56	203.30	0.40
Second Quarter	313.15	228.61	0.40
Third Quarter	366.12	290.18	0.40
Fourth Quarter (through October 22, 2020)	352.39	331.67	0.40
October 2020	Page 16

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

We make no representation as to the amount of dividends, if any, that Mastercard Incorporated may pay in the future. In any event, as an investor in the Worst of Fixed Coupon Auto-Callable RevCons, you will not be entitled to receive dividends, if any, that may be payable on the class A common stock of Mastercard Incorporated.

Class A Common Stock of Mastercard Incorporated – Daily Closing Prices January 1, 2015 to October 22, 2020

This document relates only to the securities referenced hereby and does not relate to the MA Stock or other securities of Mastercard Incorporated. We have derived all disclosures contained in this document regarding Mastercard Incorporated stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Mastercard Incorporated. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Mastercard Incorporated is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the MA Stock (and therefore the price of the MA Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Mastercard Incorporated could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the MA Stock.

October 2020	Page 17

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

Square, Inc. Overview

Square, Inc. provides software, hardware and financial services to sellers and individuals. The SQ Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Square, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37622 through the Securities and Exchange Commission’s website at .www.sec.gov. In addition, information regarding Square, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the SQ Stock is accurate or complete.

Information as of market close on October 22, 2020:

Bloomberg Ticker Symbol:	SQ
Exchange:	NYSE
Current Stock Price:	$175.93
52 Weeks Ago:	$58.83
52 Week High (on 10/13/2020):	$190.47
52 Week Low (on 3/20/2020):	$38.09
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, the underlying stock for each quarter from January 1, 2017 through October 22, 2020.   The closing price of the SQ Stock on October 22, 2020 was $175.93.  The associated graph shows the closing prices of the SQ Stock for each day from November 19, 2015 through October 22, 2020.  The class A common stock of Square, Inc. began trading on November 19, 2015 and therefore has limited historical performance. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical closing prices of the underlying stock may have been adjusted for stock splits and other corporate events. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the SQ Stock at any time, including on the determination dates.

Class A Common Stock of Square, Inc. (CUSIP 852234103)	High ($)	Low ($)	Dividends ($)
2017
First Quarter	17.93	13.81	-
Second Quarter	24.78	16.69	-
Third Quarter	28.81	22.83	-
Fourth Quarter	48.86	29.39	-
2018
First Quarter	57.69	36.17	-
Second Quarter	67.59	44.75	-
Third Quarter	99.01	61.75	-
Fourth Quarter	97.83	50.72	-
2019
First Quarter	81.24	52.42	-
Second Quarter	77.05	60.62	-
Third Quarter	82.28	56.76	-
Fourth Quarter	69.65	58.36	-
2020
First Quarter	85.70	38.09	-
Second Quarter	104.94	43.72	-
Third Quarter	166.66	113.39
Fourth Quarter (through October 22, 2020)	190.47	168.49	-

We make no representation as to the amount of dividends, if any, that Square, Inc. may pay in the future. In any event, as an investor in the Worst of Fixed Coupon Auto-Callable RevCons, you will not be entitled to receive dividends, if any, that may be payable on the class A common stock of Square, Inc.

October 2020	Page 18

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

Class A Common Stock of Square, Inc. – Daily Closing Prices November 19, 2015 to October 22, 2020

This document relates only to the securities referenced hereby and does not relate to the SQ Stock or other securities of Square, Inc. We have derived all disclosures contained in this document regarding Square, Inc. stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Square, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Square, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the SQ Stock (and therefore the price of the SQ Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Square, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the SQ Stock.

October 2020	Page 19

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

Visa Inc. Overview

Visa Inc. is a global payments technology company. The V Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Information provided to or filed with the Securities and Exchange Commission by Visa Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-33977 through the Securities and Exchange Commission’s website at www.sec.gov.  In addition, information regarding Visa Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the V Stock is accurate or complete.

Information as of market close on October 22, 2020:

Bloomberg Ticker Symbol:	V
Exchange:	NYSE
Current Stock Price:	$197.99
52 Weeks Ago:	$170.86
52 Week High (on 9/2/2020):	$216.48
52 Week Low (on 3/23/2020):	$135.74
Current Dividend Yield:	0.61%

The following table sets forth the published high and low closing prices of, as well as dividends on, the underlying stock for each quarter from January 1, 2015 through October 22, 2020.   The closing price of the V Stock on October 22, 2020 was $197.99.  The associated graph shows the closing prices of the V Stock for each day from January 1, 2015 through October 22, 2020. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical closing prices of the underlying stock may have been adjusted for stock splits and other corporate events. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the V Stock at any time, including on the determination dates.

Class A Common Stock of Visa Inc. (CUSIP 92826C839)	High ($)	Low ($)	Dividends ($)
2017
First Quarter	90.24	79.50	0.165
Second Quarter	96.55	88.68	0.165
Third Quarter	106.21	93.25	0.165
Fourth Quarter	114.35	105.31	0.195
2018
First Quarter	126.32	113.86	0.21
Second Quarter	136.28	117.70	0.21
Third Quarter	150.09	131.45	0.21
Fourth Quarter	150.79	121.73	0.25
2019
First Quarter	156.19	128.13	0.25
Second Quarter	173.85	157.26	0.25
Third Quarter	185.74	168.86	0.25
Fourth Quarter	189.39	169.83	0.30
2020
First Quarter	213.31	135.74	0.30
Second Quarter	200.48	151.85	0.30
Third Quarter	216.48	189.02	0.30
Fourth Quarter (through October 22, 2020)	206.64	196.97	-

We make no representation as to the amount of dividends, if any, that Visa Inc. may pay in the future. In any event, as an investor in the Worst of Fixed Coupon Auto-Callable RevCons, you will not be entitled to receive dividends, if any, that may be payable on the class A common stock of Visa Inc.

October 2020	Page 20

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

Class A Common Stock of Visa Inc. – Daily Closing Prices January 1, 2015 to October 22, 2020

This document relates only to the securities referenced hereby and does not relate to the V Stock or other securities of Visa Inc. We have derived all disclosures contained in this document regarding Visa Inc. stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Visa Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Visa Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the V Stock (and therefore the price of the V Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Visa Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the V Stock.

October 2020	Page 21

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Interest period:	The monthly period from and including the original issue date (in the case of the first interest period) or the previously scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.
Record date:	The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any monthly coupon payable at maturity or upon redemption shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.
Underlying stock:	The accompanying product supplement refers to each underlying stock as the “underlying shares.”
Underlying stock issuer:

With respect to the AXP Stock, American Express Company.

With respect to the MA Stock, Mastercard Incorporated.

With respect to the SQ Stock, Square, Inc.

With respect to the V Stock, Visa Inc.

The accompanying product supplement refers to each underlying stock issuer as the “underlying company.”

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Postponement of maturity date:	If the scheduled final determination date is not a trading day or if a market disruption event with respect to any underlying stock occurs on that day so that the final determination date for any underlying stock is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that final determination date as postponed.
Postponement of coupon payment dates:	If a coupon payment date (including the maturity date) is postponed, no adjustment shall be made to any monthly coupon paid on that postponed date.
Antidilution adjustments:

The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If, with respect to one or more underlying stocks, (i) there occurs any reclassification or change of such underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer for such underlying stock, (ii) such underlying stock issuer or any surviving entity or subsequent surviving entity of such underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying stock issuer is liquidated, (v) such underlying stock issuer issues to all of its shareholders equity securities of an issuer other than such underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption or at maturity for each security will be as follows:

•     Upon any determination date following the effective date of a reorganization event and prior to the final determination date: If the exchange property value (as defined below) is greater than or equal to the redemption threshold level for the affected underlying stock, and the determination closing prices (or exchange property values, if applicable) of the other underlying stocks are also greater than or equal to their respective redemption threshold levels, the securities will be automatically redeemed for an early redemption payment.

•     Upon the final determination date, if the securities have not previously been automatically redeemed: You will receive for each security that you hold a payment at maturity equal to:

➢ If the exchange property value on the final determination date is greater than or equal to the respective downside threshold level, and the final share prices of the other underlying stocks (or exchange property values, as applicable) are also greater than their respective downside threshold levels: (i) the stated principal amount plus (ii) the monthly coupon for the final monthly interest period.

➢ If the exchange property value on the final determination date is less than the respective downside

October 2020	Page 22

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

threshold level, or if the final share price(s) (or exchange property value(s), if applicable) of any other underlying stock is less than its respective downside threshold level: the monthly coupon for the final interest period plus:

➢ If the worst performing underlying stock has not undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by the (ii) share performance factor of the worst performing underlying stock.

➢ If the worst performing underlying stock has undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock. For purposes of determining the share performance factor of the worst performing underlying stock, the final share price of such worst performing underlying stock will be deemed to equal the per-share cash value, determined as of the final determination date, of the securities, cash or any other assets distributed to holders of the worst performing underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying stock, (B) in the case of a spin-off event, the share of such worst performing underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying stock continues to be held by the holders receiving such distribution, such worst performing underlying stock (collectively, the “exchange property”).

If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the redemption threshold level or less than the downside threshold level, or for determining the worst performing underlying stock, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to such “underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to an adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to an adjustment factor will be made up to the close of business on the final determination date.

No adjustments to an adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of such underlying stock, including, without limitation, a partial tender or exchange offer for such underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to an adjustment factor or method of calculating an adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its

October 2020	Page 23

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to an adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as monthly coupon with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the monthly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

October 2020	Page 24

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Listing:	The securities will not be listed on any securities exchange.
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the securities. This discussion applies only to initial investors in the securities who:

•     purchase the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•     hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•     certain financial institutions;

•     insurance companies;

•     certain dealers and traders in securities or commodities;

•     investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•     U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•     partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•     regulated investment companies;

•     real estate investment trusts; or

•     tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal

October 2020	Page 25

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

income tax consequences of an investment in the securities. We intend to treat a security, under current law, for U.S. federal income tax purposes, as a unit consisting of the following:

(i)     a put right (the “Put Right”) written by you to us that, if exercised, requires you to pay us an amount equal to the Deposit (as defined below) in exchange for a cash amount based on the performance of the worst performing underlying stock; and

(ii)     a deposit with us of a fixed amount of cash, equal to the issue price, to secure your obligation under the Put Right (the “Deposit”) that pays interest based on our cost of borrowing at the time of issuance (the “Yield on the Deposit”).

Based on the treatment set forth above, we have determined that the Yield on the Deposit is 0.4654% per annum, paid monthly, and that the remaining portion of the coupon payments on the securities is attributable to the premium on the Put Right (the “Put Premium”) as set forth below:

Underlying Stock	Coupon Rate	Yield on the Deposit	Put Premium
AXP Stock MA Stock SQ Stock V Stock	10.00% p.a.	0.4654% p.a.	9.5346% p.a.

We will allocate 100% of the issue price of the securities to the Deposit and none to the Put Right. Our allocation of the issue price between the Put Right and the Deposit will be binding on you, unless you timely and explicitly disclose to the Internal Revenue Service (the “IRS”) that your allocation is different from ours. This allocation is not, however, binding on the IRS or a court.

No statutory, judicial or administrative authority directly addresses the treatment of the securities or instruments similar to the securities for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the securities. Significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain, and no assurance can be given that the IRS or a court will agree with the tax treatment described herein. In the opinion of our counsel, Davis Polk & Wardwell LLP, the treatment of the securities described above is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     a citizen or individual resident of the United States;

•     a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•     an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities and allocation of the issue price as set forth above are respected, the following U.S. federal income tax consequences should result.

Coupon Payments on the Securities. Under the characterization described above under “—General,” only a portion of the coupon payments on the securities will be attributable to the Yield on the Deposit. The remainder of the coupon payments will represent payments attributable to the Put Premium. To the extent attributable to the Yield on the Deposit, coupon payments on the securities should generally be taxable to a U.S. Holder as ordinary interest income at the time accrued or received, in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

October 2020	Page 26

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

The Put Premium will not be taxable to a U.S. Holder upon receipt but will be accounted for as described below.

Tax Basis. Based on our determination set forth above, the U.S. Holder’s initial tax basis in the Deposit will be 100% of the issue price. The determination of gain or loss with respect to the Put Right is described below.

Receipt of Stated Principal Amount in Cash upon Settlement of the Securities. If a U.S. Holder receives the stated principal amount of a security in cash (excluding cash attributable to coupon payments on the security, which would be taxed as described above under “—Coupon Payments on the Securities”), the Put Right will be deemed to have expired unexercised. In such case, the U.S. Holder will not recognize any gain upon the return of the Deposit, but will recognize the total amount of Put Premium received by the U.S. Holder over the term of the securities (including Put Premium received upon settlement) as short-term capital gain at such time.

Receipt of a Cash Amount Based on the Performance of the Worst Performing Underlying Stock upon Maturity of the Securities. If a U.S. Holder receives an amount of cash (excluding cash attributable to coupon payments on the securities, which would be taxed as described above under “—Coupon Payments on the Securities”) that is less than the stated principal amount of the securities, the Put Right will be deemed to have been exercised and the U.S. Holder will be deemed to have applied the Deposit toward the cash settlement of the Put Right. In such case, the U.S. Holder will not recognize any gain or loss in respect of the Deposit, but will recognize short-term capital gain or loss in an amount equal to the difference between (i) the amount of cash received by the U.S. Holder at maturity (excluding cash attributable to coupon payments on the securities), plus the total Put Premium received by the U.S. Holder over the term of the securities (including the Put Premium received at maturity) and (ii) the Deposit.

Sale or Exchange of the Securities Prior to Settlement. Upon the sale or exchange of a security, a U.S. Holder will generally recognize long-term capital gain or loss with respect to the Deposit if the U.S. Holder has held the securities for more than one year at the time of such sale or exchange and short-term capital gain or loss otherwise. The U.S. Holder will also generally recognize short-term capital gain or loss with respect to the Put Right. For the purpose of determining such gain or loss, a U.S. Holder should apportion the amount realized on the sale or exchange of a security (excluding any amount attributable to accrued but unpaid Yield on the Deposit, which would be taxed as described under “—Coupon Payments on the Securities”) between the Deposit and the Put Right based on their respective values on the date of such sale or exchange. The amount of capital gain or loss on the Deposit will equal the amount realized that is attributable to the Deposit, less the U.S. Holder’s adjusted tax basis in the Deposit. The amount realized that is attributable to the Put Right, together with the total Put Premium received by the U.S. Holder over the term of the security, will be treated as short-term capital gain.

If the value of the Deposit on the date of such sale or exchange exceeds the total amount realized on the sale or exchange of the security, the U.S. Holder will be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on that date and (ii) made a payment (the “Put Right Assumption Payment”) to the purchaser of the security equal to the amount of such excess, in exchange for the purchaser’s assumption of the U.S. Holder’s rights and obligations under the Put Right. In such a case, the U.S. Holder will recognize short-term capital gain or loss in respect of the Put Right in an amount equal to the total Put Premium received by the U.S. Holder over the term of the security, less the amount of the Put Right Assumption Payment deemed to be made by the U.S. Holder.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper characterization of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to treat a security or the Deposit as a debt instrument subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).

If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities or to the Deposit, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue interest income annually as original issue discount, subject to adjustments, at a “comparable yield” based on our cost of borrowing. Furthermore, if the securities or Deposit were treated as contingent payment debt instruments, any gain realized with respect to the securities or the Deposit would generally be treated as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

October 2020	Page 27

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

Even if the Contingent Debt Regulations do not apply to the securities, other alternative U.S. federal income tax characterizations or treatments of the securities are also possible, which if applied could significantly affect the timing and character of the income or loss with respect to the securities. It is possible, for example, that a security could be treated as constituting an “open transaction” with the result that the coupon payments on the securities might not be accounted for separately as giving rise to income to U.S. Holders until the sale, exchange or settlement of the securities. Alternatively, the entire coupon on the securities could be required to be included in income by a U.S. Holder at the time received or accrued. Other alternative characterizations are also possible. Accordingly, prospective purchasers should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for U.S. Holders of the securities is the character and timing of income or loss realized with respect to these instruments (including whether the Put Premium might be required to be included currently as ordinary income). Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     an individual who is classified as a nonresident alien;

•     a foreign corporation; or

•     a foreign trust or estate.

The term “Non-U.S. Holder” does not include any of the following holders:

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•     certain former citizens or residents of the United States; or

•     a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

General

Assuming the treatment of the securities as set forth above is respected and subject to the discussions below regarding the potential application of Section 871(m) of the Code and FATCA, payments with respect to a security, and gain realized on the sale, exchange or other disposition of such security, should not be subject to U.S. federal income or withholding tax under current law, provided that:

•     the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•     the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us

October 2020	Page 28

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

through stock ownership;

•     the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•     the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a security (or a financial institution holding a security on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN (or other appropriate form), on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

Possible Alternative Tax Treatments of an Investment in the Securities

As described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the Securities,” the IRS may seek to apply a different characterization and tax treatment from the treatment described herein. While the U.S. federal income and withholding tax consequences to a Non-U.S. Holder of ownership and disposition of a security under current law should generally be the same as those described immediately above, it is possible that a Non-U.S. Holder could be subject to withholding tax under certain recharacterizations of the securities.

Moreover, among the issues addressed in the IRS notice described in “—Tax Consequences to U.S. Holders” is the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax. It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the securities, possibly with retroactive effect. Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of the notice discussed above. Prospective investors should note that we currently do not intend to withhold on any of the payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above and to the discussion below regarding FATCA). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we (or any financial intermediary) may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

October 2020	Page 29

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described under “—General—Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as interest or other FDAP income). While the treatment of the securities is unclear, you should assume that the yield on the Deposit will be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat the entire amount of the coupon payments as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying stocks and in futures and/or options contracts on the underlying stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could increase the initial share price of an underlying stock, and, as a result, could potentially increase (i) the redemption threshold level for such underlying stock, which is the level at or above which such underlying stock must close on the determination date in order for the securities to be redeemed (depending also on the performance of the other underlying stocks), and (ii) the downside threshold level, for such underlying stock which, if the securities are not redeemed prior to maturity, is the price at or above which the underlying stock must close on each determination date in order for you to avoid being exposed to the negative price performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks). In addition, through our subsidiaries, we are likely to modify our hedge position throughout the term of the securities, including on the determination dates, by purchasing and selling the underlying stocks, options contracts relating to the underlying stocks or any other available securities or instruments that we may wish to use in connection with such hedging activities. These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. We cannot give any assurance that our hedging activities will not affect the value of any underlying stock, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any.

Benefit plan investor considerations:	Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents
October 2020	Page 30

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)    the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or

October 2020	Page 31

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers and their financial advisors will collectively receive from the Agent, Morgan Stanley & Co. LLC, a fixed sales commission of $28 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2017, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2017.
Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

October 2020	Page 32

Morgan Stanley Finance LLC

Worst of Fixed Coupon Auto-Callable RevConsSM due October 27, 2022, With 6-Month Initial Non-Call Period

Payments on the RevCons Based on the Worst Performing of the Common Shares of American Express Company, the Class A Common Stock of Mastercard Incorporated, the Class A Common Stock of Square, Inc. and the Class A Common Stock of Visa Inc.

Principal at Risk Securities

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for auto-callable securities or in the prospectus.

October 2020	Page 33